Exhibit 99.2

VaxGen Releases First-Quarter Financial Results; Ruth Kunath to Step Down from Board

BRISBANE, Calif., May 7 VaxGen, Inc. (Nasdaq: VXGN) today announced that it recorded a net loss of $7.0 million, or 49 cents per share, before charges attributable to redeemable convertible preferred stock, for its first quarter ended March 31, 2002. That compares with a net loss of $5.9 million, or 42 cents per share, in the first quarter of 2001. Including non-cash charges associated with the company's $20 million redeemable convertible preferred stock financing, which closed in May 2001, the net loss applicable to common shareholders for the most recent quarter was $7.7 million, or 54 cents a share. Grant revenues for the most recent quarter were $18,000 compared to $75,000 in grant revenues in the first quarter of 2001.

As of March 31, 2002, VaxGen had $41.9 million in cash and investment securities, compared with $48.4 million at the end of the previous quarter. The company expects to have net cash spending of about $28 million in 2002.

Separately, VaxGen announced that Ruth B. Kunath intends to resign from the company's Board of Directors on May 15, 2002. "Ruth joined VaxGen's board in the company's formative stage to help it grow and ensure that it was on track to meet its objectives," said Lance K. Gordon, Ph.D., VaxGen's chief executive officer. "The company now has an outstanding management team in place and is well on its way to completing its Phase III trials, so Ruth's mandate has been fulfilled. We appreciate her contributions to VaxGen, and look forward to a continuing relationship with her and Vulcan Ventures." Kunath is the biotechnology portfolio manager for Vulcan Ventures, Inc.

VaxGen will hold a conference call and webcast today at noon, EDT, to discuss its first-quarter results. Participants are asked to dial in to the live call five minutes before the start of the presentation. The following phone numbers will provide access to the call or a taped version, which will be available for 24 hours after the live call.

    Live Call:      Domestic: 877-461-2814
                    International: 416-695-9753
                    No passcode required

    Replay:         Domestic: 877-605-9326
                    International: 416-695-6034
                    Passcode: 2804

The webcast can be found by clicking on "First-Quarter Conference Call and Webcast" under "Company Presentations" in the Investor Relations section of VaxGen's web site at www.vaxgen.com. This will bring up a window from Vcall.com. Then click on the "Real Audio" button to view the accompanying slide presentation. The webcast can also be accessed through Vcall's web site at http://www.vcall.com/EventPage.asp?ID=81471, and will be archived for 30 days.

About VaxGen

VaxGen is the first and only company with AIDS vaccine candidates in Phase III trials, the final stage before regulatory approval can be sought. VaxGen's two Phase III trials -- one in North America and Europe and another in Thailand -- are designed to determine how well its vaccine, AIDSVAX, prevents HIV infection in humans. VaxGen expects all of the 5,400 volunteers in the North American/European trial to have completed the study by the end of 2002, at which point the company will begin analysis of the trial data. VaxGen expects to complete its data analysis and announce the results of this trial in the first quarter of 2003. The company expects to announce results from the Thai trial in the fourth quarter of 2003.

VaxGen is also a shareholder of Celltrion Inc., a joint venture that plans to build two facilities for the manufacture of biopharmaceutical products, including VaxGen's vaccine candidates, should they be licensed. VaxGen is located in Brisbane, Calif. For more information, please visit the company's web site at: www.vaxgen.com AIDSVAX(R) is a registered trademark of VaxGen.

Note: This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation statements regarding the progress, costs and results of our Phase III clinical trials; domestic and foreign regulatory approvals of AIDSVAX; the ability to manufacture AIDSVAX; our ability to commercialize AIDSVAX; our ability to manage our foreign manufacturing joint venture; the timing, and announcement of results, of either of our Phase III clinical trials, including the timing and announcement of results from any interim analyses; our beliefs regarding the future success of AIDSVAX and other products currently under development or proposed to be developed; and the ability of our Celltrion joint venture to raise necessary funding for execution of its business plan. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to VaxGen's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 1, 2002, under the headings "Risk Factors" and "Business" for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.

VaxGen, Inc.
Condensed Statements of Operations (unaudited)
(In thousands, except for per share data)

                                                                    Quarter Ended     Quarter Ended
                                                                    March 31, 2002    March 31, 2001
                                                                    --------------    --------------
Revenues:
Contract revenue                                                       $     18          $     75

Operating Expenses:
Research and development                                                 (4,657)           (4,509)
General and administrative                                               (2,928)           (2,342)
                                                                       --------          --------
Loss from operations                                                     (7,567)           (6,776)

Other income, net                                                           602               845
                                                                       --------          --------
  Net loss                                                               (6,965)           (5,931)
                                                                       --------          --------
Charges attributable to redeemable convertible preferred stock             (734)               --
                                                                       --------          --------

  Net loss applicable to common shareholders                           $ (7,699)         $ (5,931)
                                                                       ========          ========

Net loss per share, basic and diluted                                  $  (0.49)         $  (0.42)
                                                                       ========          ========
Net loss per share applicable to common shareholders, basic
and diluted                                                            $  (0.54)         $  (0.42)
                                                                       ========          ========
Weighted average shares used in computing basic and diluted
loss per share                                                           14,318            14,061
                                                                       ========          ========

VaxGen, Inc
Condensed Balance Sheets (unaudited)
(In thousands)
                                                                   March 31, 2002    December 31, 2001
                                                                   --------------    -----------------
Assets:
Cash and investment securities                                         $ 41,902          $ 48,410
Property and equipment, net                                               2,968             2,987
Other assets                                                              2,009             1,975
                                                                       --------          --------
Total Assets                                                           $ 46,879          $ 53,372
                                                                       ========          ========

Liabilities and Stockholders' Equity:
Current liabilities                                                    $  5,809          $  4,944
Other liabilities                                                            13                22
Redeemable convertible preferred stock                                   16,279            15,845
Stockholders' equity                                                     24,778            32,561
                                                                       --------          --------
Total Liabilities and Stockholders' Equity                             $ 46,879          $ 53,372
                                                                       ========          ========